UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Live Ventures Incorporated

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 28, 2022, ApplianceSmart, Inc. (“ApplianceSmart”), a wholly-owned, indirect subsidiary of Live Ventures Incorporated (“Live Ventures”), emerged from Chapter 11 bankruptcy; in doing so, ApplianceSmart was able to extinguish approximately $11 million in debt.

As previously disclosed on December 13, 2019, filed a voluntary petition (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The case was administrated under the caption In re: ApplianceSmart, Inc. (case number 19-13887). Court filings and other information related to the Chapter 11 Case are available at the PACER Case Locator website for those registered to do so or at the Courthouse located at One Bowling Green, Manhattan, New York 10004. The bankruptcy affected Live Ventures’ wholly-owned, indirect subsidiary ApplianceSmart only; the bankruptcy did not affect any other subsidiary of Live Ventures or Live Ventures itself. As part of the Chapter 11 process, ApplianceSmart expected to work with its lenders and creditors to restructure and or settle, among other indebtedness, secured indebtedness, and other amounts owed of approximately $11 million.

Item 1.03 Bankruptcy or Receivership.

On December 21, 2021, the Bankruptcy Court entered its Order of Final Decree (the “Final Decree”), confirming and approving ApplianceSmart’s Fourth Amended Plan of Reorganization (including all exhibits thereto, and, as modified by the Final Decree, the “Plan”) that was previously filed with the Bankruptcy Court on December 9, 2019.

The material economic features of the Plan were as follows:

1.
All outstanding fees due to the United States Trustee were paid in full ($21,251.16).
2.
All administrative claims were paid in full (Cigna, $16,635.72; Life Insurance Company of North America $11,423.00).
3.
All priority claims were paid in full (Life Insurance Company of North America, $24,524.29; Tax Assessor-Collector, Bexar County, Texas, $15,429.80).
4.
Pre-petition sales tax claims are being paid with 5% interest per annum, in equal monthly installments for a 60-month period, beginning February 2022 (Minnesota Department of Revenue, $548,472.48; monthly payments of $9,141.21; Ohio Department of Taxation, $10,657.33; monthly payments of $177.62).
5.
Post-petition sales tax claims were paid in full to all applicable states (Minnesota Department of Revenue, $70,482.42; Ohio Department of Taxation, $150,776.75; Georgia Department of Revenue, $12,000).
6.
ApplianceSmart issued to Live Ventures a secured, straight promissory note in the principal amount of its senior secured claim ($619,883.46), which note bears interest at the rate of 5% per annum (not compounded) and matures on January 31, 2027. All principal and accrued interest are payable in a single balloon payment at maturity. ApplianceSmart’s obligations under the note are secured by a first-priority senior lien in ApplianceSmart’s personal property. A copy of the note is included as Exhibit 10.97.
7.
JanOne, Inc., as a junior secured creditor, received $25,000.
8.
All general unsecured claims were paid pro rata from a fund of $50,000.
9.
ApplianceSmart has only one unexpired lease, for the which all outstanding rents were cured prior to the Final Decree.

On February 28, 2022, as the conditions of the Plan were satisfied, the Final Decree was issued by the Bankruptcy Court and ApplianceSmart emerged from Chapter 11. A copy of the Final Decree is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.97	Promissory Note of ApplianceSmart Inc., in favor of Live Ventures Incorporated dated January 31 2021
99.1	Order of Final Decree of the United States Bankruptcy Court of the Southern District Of New York Dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: March 3, 2022